CONDENSED CONSOLIDATED BALANCE SHEETS:

	"At September 30,"	"At September 30,"
ASSETS	      2001	              2000

Cash and cash equivalents	" $20,000,849 "	  " 5,089,971 "
Investment securities	         " 30,888,921 "	 " 48,648,281 "
"Loans receivable, net (1)"	" 143,940,327 "	" 191,514,140 "
"Buildings & equipment, net"	  " 1,464,606 "	  " 1,635,170 "
Other assets	                  " 3,960,682 "	  " 3,788,413 "

     TOTAL ASSETS	       " $200,255,385 "	" 250,675,975 "

LIABILITIES

Deposits	               " $148,063,502 "	" 165,325,440 "
Advances from FHLB and
 other borrowed money	         " 22,764,202 "  " 59,337,045 "
Other liabilities	          " 3,328,293 "	  " 2,351,486 "

     Total liabilities	        " 174,155,997 "	" 227,013,971 "

Stockholders' equity	         " 26,099,388 "	 " 23,662,004 "

     TOTAL LIABILITIES AND
       STOCKHOLDERS' EQUITY    " $200,255,385 "	" 250,675,975 "

"(1) Loans receivable are presented after adjustments for undisbursed loan funds, unearned fees and discounts and the allowance for loan losses. The allowance for loan losses was $1,424,129 and $1,376,707 at
      September 30, 2001 and September 30, 2000, respectively."

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CONDENSED CONSOLIDATED STATEMENTS OF EARNINGS  :
	         "         Year ended September 30,  Three months ended September 30,"
	                   2001	        2000	     2001	         2000

Interest income	          " $16,438,183 $18,230,608 $3,592,829 "$4,735,061 "
Interest expense            " 9,909,196  11,229,360  2,033,401 " 3,059,995 "

Net interest income         " 6,528,987 " 7,001,248" 1,559,428 " 1,675,066 "
Provision for loan losses     " 120,000   " 266,970   " 15,000   " (98,030)"
Net interest income after
  provision for loan losses " 6,408,987 " 6,734,278 "1,544,428 " 1,773,096 "

Non-interest income 	    " 2,352,676   " 977,480  " 852,848   " 275,329 "
Non-interest expense        " 4,276,522 " 4,056,446  1,197,369 " 1,062,479 "
Income tax expense 	    " 1,780,394 " 1,271,947  " 559,600   " 205,047 "

Net earnings before
 cumulative effect of
 change in accounting
 principle                  " 2,704,747 " 2,383,365  " 640,307   " 780,899 "
Cumulative effect of change
 in accounting principle (2) " (214,553)"         -          -           -
Net earnings  	           " $2,490,194  $2,383,365 " $640,307  " $780,899 "

Net earnings per share
  Basic	                          $2.35       $2.19 	 $0.60 	     $0.71
  Diluted	                   2.18        2.04 	  0.55        0.67


Book value per share 	         $23.68      $21.37 	$23.68 	    $21.37

Shares outstanding at end
 of period	            " 1,101,938 " 1,107,374  1,101,938 " 1,107,374 "

Weighted average diluted
 common and common equivalent
 shares outstanding	    " 1,143,078 " 1,167,846 	55,265 " 1,171,722 "


(2) Cumulative effect of change in acounting principle relates to the transfer to the investment securities from the held to maturity portfolio to available for sale and trading portfolios.
    This transaction occurred on October 1, 2000 when the Company adopted the provisions of Statement of Financial Accounting Standard No. 133 and resulted in a loss of $214,533, which is presented net of a tax benefit of $125,144.



==========================================================================

	                   Year ended September 30, Three months ended September 30,
OTHER DATA (unaudited):      2001	         2000  2001	               2000

Return on average assets (3)  1.13%	        0.97%   1.25%	              1.24%
Return on average equity (3) 10.17%	       10.23%   9.87%	             13.28%
Equity to total assets	     13.03%	        9.44%  13.03%	              9.44%

(3)  Information for the three months ended is annualized.